UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
(Date of earliest event reported): June 6, 2007
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year
     Our Board of Directors approved the Company’s Amended and Restated By-Laws (the “By-Laws”), effective as of June 6, 2007. These amendments effectuated the following:
•	Changed the corporate name from “Electric City Corp.” to “Lime Energy Co.” (Article I, Section 1). This name change was adopted through an amendment to the Company’s charter that became effective as of September 13, 2006.

•	Removed arcane references to outstanding classes of preferred stock throughout the By-Laws.

•	Added provisions governing the conduct of business at the Company’s annual meetings and the nomination of directors (Article II, Section 2; Article III, Section 3). If a stockholder wishes to present a proposal at the Company’s annual meeting or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the stockholder must give advance written notice to the Company prior to the deadline for such meeting. The By-Laws provide that such notice should be addressed to the Secretary and be received at the Company no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The By-Laws set out specific requirements that such written notices must satisfy. Any stockholder filing a written notice of nomination for director must describe various matters regarding the nominee and the stockholder, including such information as name, address, occupation and shares held. Any stockholder filing a notice to bring other business before a stockholder meeting must include in such notice, among other things, the text of the proposal or business and the reasons therefore, and other specified matters. If a stockholder wishes to present a proposal at the Company’s annual meeting that is intended to be included in the Company’s proxy statement related to that meeting, such stockholder must comply with Rule 14a-8 of the Securities Exchange Act of 1934, which requires such proposals to be received by the Company at its principal executive offices not less than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting.

•	Added provisions that allow for the electronic transmission of notices, waivers, ballots and proxies as well as making stockholder lists available on an electronic network in accordance with recent amendments to Delaware law (Article II, Sections 4, 7 and 9).

•	Clarified that the Board shall be managed by a board of directors that will be comprised of no less than three and no more than 12 persons, the number to be fixed by resolution of the Board (Article III, Section 1).

•	Removed the Audit Committee organization and governance provisions from Article III, which had been previously superseded by a stand-alone Audit Committee charter, which is available on the Investor Relations portion of our website under the heading Corporate Governance (www.lime-energy.com).

•	Removed the Compensation Committee and Governance and Nominating Committee organization and governance provisions from Article III and established identical stand-alone charters, both of which are available on the Investor Relations portion of our website under the heading Corporate Governance (www.lime-energy.com).

•	Added provisions that allow for the issuance of shares by registration in book-entry accounts without certificates (Article VI). Once implemented, this system will allow investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.
     The full text of these amendments has been incorporated into the Company’s Amended and Restated By-Laws and is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
3.1	Amended and Restated By-Laws of Lime Energy Co.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.
Dated: June 8, 2007	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Lime Energy Co.